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                                SCHEDULE 13E-3
                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                     Rule 13e-3 Transaction Statement
     (Pursuant to Section 13(e) of the Securities Exchange Act of 1934 and
                    Rule 13e-3 (Section 240.13e-3) thereunder)

                      [Amendment No. ______________]

                    SIGNATURE X LTD. LIMITED PARTNERSHIP
                    ------------------------------------
                            (Name of the Issuer)

                    SIGNATURE X LTD. LIMITED PARTNERSHIP
                    ------------------------------------
                  (Name of the Person(s) Filing Statement)

                   UNITS OF LIMITED PARTNERSHIP INTERESTS
                   --------------------------------------
                      (Title of Class of Securities)

                                      NONE
                   --------------------------------------
                   (CUSIP Number of Class of Securities)

         Thomas N. Eckerle, Esq., Suite 1800, One Indiana Square,
                         Indianapolis, Indiana 46240
                               (317) 634-9777
         --------------------------------------------------------
      (Name, Address and Telephone Number of Person Authorized to Receive
       Notices and Communications on Behalf of Person(s) Filing Statement)

     This statement is filed in connection with (check the appropriate box):
     a. [x] The filing of solicitation materials or an information statement subject to Regulation 14A.
     b. [ ] The filing of a registration statement under the Securities Act of 1933.
     c.  [  ]  A tender offer.
     d.  [  ]  None of the above.

Check the following box if the soliciting materials or information statement referred to in checking box (a) are preliminary copies: [x]


Calculation of Filing Fee

               Transaction valuation*             Amount of filing fee
               $6,035,000                         $1,207.00

[ ] Check box if any part of the fees is offset as provided by Rule
0-11(a)(20) and identify the filing with which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the Date of its filing.

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Amount previously paid:_______________________
Form or Registration No.:_____________________
Filing Party:_______________________
Date Filed:_________________________

<F1>
______________
     * $6,035,000 is the total consideration to be received by the Limited Partners under the transaction being proposed by the General Partner.

</F1>
                            Preliminary Statement

     The Rule 13e-3 transaction with respect to which this Rule 13e-3 Transaction Statement is filed involves a transaction subject to Regulation 14A. The information contained in the Solicitation and Information Statement filed by Signature X Ltd. Limited Partnership with the Securities and Exchange Commission on July 17, 1996, pursuant to Regulation 14A is hereby incorporated by reference into this Rule 13e-3 Transaction Statement and is attached hereto as Exhibit A. A Cross-Reference Sheet showing the location of information in the Solicitation and Information Statement required to be included in response to items of this Rule 13e-3 Transaction Statement is attached hereto as Exhibit C.


Item 1.   Issuer and Class of Securities Subject to the Transaction.

(a) The issuer of the class of securities subject to the Rule 13e-3 transaction is Signature X LTD. Limited Partnership, 250 E. 96th Street, Suite 450 Indianapolis, Indiana 46240 (Telephone (317) 581-1111). Signature X LTD. Limited Partnership shall hereinafter be referred to as the "Issuer" or the "Partnership".

(b) The exact title of the securities subject to the Rule 13e-3 transaction is "Units of Limited Partnership Interests." The Limited Partnership Interest are divided into Units representing an investment of $10,000. There are currently 364 Units issued and outstanding being held by 386 holders of record.

(c) The information required to be disclosed in this Item 1 is hereby incorporated by reference to Section XVII, page 32, of the Issuer's Solicitation and Information Statement, which is attached hereto as Exhibit A.

(d) The information required to be disclosed in this Item 1 is hereby incorporated by reference to Section XII, page 28, of the Issuer's Solicitation and Information Statement, which is attached hereto as Exhibit A.

(e)  Not applicable.

(f)  Not applicable.

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Item 2.   Identity and Background.

     The Issuer is the person filing this statement and is the issuer of the Units of Limited Partnership Interests which are the subject of this Rule 13e-3 transaction. Signature Inns, Inc., an Indiana corporation (the "General Partner") has its executive offices located at 250 E. 96th Street, Suite 450 Indianapolis, Indiana 46240. The information required by General Instruction C of Schedule 13E-3 regarding the General Partner of the Issuer and each executive officer and director of the General Partner is hereby incorporated by reference to the Proxy Statement filed by the General Partner on April 12, 1996, a copy of which is attached hereto as Exhibit B. None of executive officers or directors of the General Partner during the last 5 years has been convicted in a criminal proceeding nor has any such person during the last 5 years been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining further violations of, or prohibiting activities subject to, federal or state securities laws or finding any violation of such laws. All executive officers and directors of the General Partner are citizens of the United States.


Item 3.   Past Contracts, Transactions or Negotiations.

     There are no contracts, negotiations or transactions requiring disclosure pursuant to this item.


Item 4.   Terms of the Transaction.

(a) The information required to be disclosed under this item is hereby incorporated by reference to Section IV, pp. 10-16, of the Issuer's Solicitation and Information Statement, which is attached hereto as Exhibit A.

(b)  Not applicable.


Item 5.   Plans or Proposals of the Issuer or Affiliate.

(a) The information required to be disclosed under this item is hereby incorporated by reference to Section II, p. 7; Section IV, pp. 10-16; Section V, pp. 16-17; and Section VI, pp. 17-19, of the Issuer's Solicitation and Information Statement, which is attached hereto as Exhibit A.

(b) The information required to be disclosed under this item is hereby incorporated by reference to Section II, pp. 2-7; and Section IV, pp. 10-16, of the Issuer's Solicitation and Information Statement, which is attached hereto as Exhibit A.

(c)  Not applicable.

(d)  Not applicable.

(e)  Not applicable.

(f) The proposed Rule 13e-3 transaction will not cause the Units of Limited Partnership to become eligible for termination of registration pursuant to
Section 12g-4 of the Securities Exchange Act of 1934. The Units were eligible for such termination of registration upon the amendment of Rule 12g-4, effective May 9, 1996. The Partnership filed Form 15 electing to terminate the registration of the Units on July 17, 1996, and such termination shall become effective 90 days after such filing.

(g)  Not applicable.

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Item 6.   Source and Amounts of Funds or Other Consideration.

(a) The information required to be disclosed in this of item is hereby incorporated by reference to Section II, page 7, of the Issuer's Solicitation and Information Statement, which is attached hereto as Exhibit A.

(b) The information required to be disclosed in this of item is hereby incorporated by reference to Section II, page 5, of the Issuer's Solicitation and Information Statement, which is attached hereto as Exhibit A.

(c)  Not applicable.

(d)  Not applicable.


Item 7.   Purposes, Alternatives, Reasons and Effects.

     The information required to be disclosed in this item is hereby incorporated by reference to Section II, pp. 2-4; and Section X, pp. 24-26, of the Issuer's Solicitation and Information Statement, which is attached hereto as Exhibit A.


Item 8.   Fairness of the Transaction.

(a) The Issuer reasonably believes that the proposed Rule 13e-3 transaction is fair to the Limited Partners of the Issuer.

(b) The information required to be disclosed in this paragraph (b) of Item 8 is hereby incorporated by reference from Section II, pp. 5-6, of the Issuer's Solicitation and Information Statement, which is attached hereto as Exhibit A.

(c) Under Section 1.13 and 14.01 of the Partnership Agreement of the Issuer, the affirmative vote or written consent of Limited Partners then holding of record more than 50% of the outstanding Units of the Partnership is required to approve the proposed transaction.

(d) Upon approval of the Rule 13e-3 transaction by the limited partners of the Issuer, the General Partner shall select and engage on behalf of the Issuer independent legal counsel to represent the Issuer with respect to the terms (other than price) of the Purchase Agreement and related documents and the consummation of the transaction.

(e)  Not applicable.

(f)  Not applicable.


Item 9.   Reports, Opinions, Appraisals and Certain Negotiations.

     The information required to be disclosed by this item is hereby incorporated by reference to Section XV, pp. 29-30, and Exhibits C and D of the Issuer's Solicitation and Information Statement, which is attached hereto as Exhibit A.

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Item 10.  Interest in Securities of Issuer.

(a) Ten (10) Units of Limited Partnership Interests, constituting approximately 2.75% of the issued and outstanding Units, are currently owned by the General Partner. No Units are currently owned by any pension, profit sharing or similar plan of the issuer or the General Partner, or any affiliate of either, or any executive officer or director of the General Partner.

(b)  Not applicable.


Item 11. Contracts, Arrangements or Understandings with Respect to the Issuer's Securities.

     The information required to be disclosed by this item is hereby incorporated by reference to Section XVI, pp. 31-32, of the Issuer's Solicitation and Information Statement, which is attached hereto as Exhibit A.


Item 12. Present Intention and Recommendation of Certain Persons with Regard to the Transaction.

(a) The General Partner does not intend to vote the 10 Units of Limited Partnership Interest which it holds. No executive officer or director of the Issuer nor any executive officer, director or affiliate of the General Partner is a holder of any Unit of Limited Partnership Interest. Accordingly, there are no statements of present intention with respect to the voting intentions of such persons.

(b) To the knowledge of the Issuer each director of the General Partner has voted in support of the proposed Rule 13e-3 transaction.


Item 13.  Other Provisions of the Transaction.

(a) Under the Indiana Revised Uniform Limited Partnership Act no appraisal or dissenters' rights are provided to Limited Partners. No such appraisal or dissenters' rights are provided by the Amended Certificate and Agreement of Limited Partnership of the Issuer and none are being accorded voluntarily by the Issuer in connection with the Rule 13e-3 transaction.

(b)  Not applicable.

(c)  Not applicable.


Item 14.  Financial Information.

     The information required to be disclosed by this item is hereby incorporated by reference to Section VII, p. 20; Section XII, p. 28; Section XIII, pp. 28-29; and Section XVIII, pp. 32-33, and Exhibits A and B of the Issuer's Solicitation and Information Statement, which is attached hereto as Exhibit A.

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Item 15.  Persons and Assets Employed, Retained or Utilized.

(a) No officer or employee of Issuer has been or is proposed to be employed, availed of or utilized by the Issuer or an affiliate in connection with this Rule 13e-3 transaction. Information regarding the proposed Rule 13e-3 transaction required to be disclosed under this item is hereby incorporated from Section IV, pp. 10-16, of Issuer's Solicitation and Information Statement, which is attached hereto as Exhibit A.

(b) Consents may be solicited by directors, officers or employees of the General Partner without additional compensation in connection with the Rule 13e-3 transaction.


Item 16.  Additional Information.

     Not applicable.


Item 17.  Index to Exhibits

     Exhibit A:     Issuer's Solicitation and Information Statement dated
_______, 1996

     Exhibit B:     Signature Inns, Inc., Proxy Statement dated April 12, 1996

     Exhibit C:     Cross-Reference Sheet


                                 SIGNATURE

     After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

                              _______________________________________
                                        (Date)

                              _______________________________________
                                        (Signature)

                              _______________________________________
                                        (Name and Title)